AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2007

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARGAN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

13-1947195
(I.R.S. Employer Identification No.)

One Church Street
Suite 302
Rockville, MD 20850
(Address of Principal Executive Offices)

2007 Stock Award Plan
(Full Title of the Plan)

Rainer Bosselmann
Chairman of the Board
Argan, Inc.
One Church Street
Suite 302
Rockville, MD 20850
(Name and Address of Agent For Service)

(301) 315-0027
(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

Richard A. Krantz, Esq.
Robinson & Cole LLP
Financial Centre
695 East Main Street
Stamford, Connecticut 06904-2305

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, par value $.15 per share	14,000	$6.30	$88,200	$2.70

          (1) Represents 14,000 shares of Common Stock issuable pursuant to awards to be granted under the Registrant's 2007 Stock Award Plan, plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

          (2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the reported bid and asked prices of the Registrant's Common Stock on the OTC Bulletin Board on June 11, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          There are incorporated herein by reference the following documents of Argan Inc. ("Argan") filed with the Commission:
(1)	Annual Report of Argan on Form 10-KSB for the fiscal year ended January 31, 2007;
(2)	Proxy Statement of Argan filed on May 3, 2007;
(3)	Quarterly Report of Argan on Form 10-Q for the three months ended April 30, 2007.
(4)	The description of Argan's Common Stock contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 1, 2003.

          All documents filed by Argan pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters those securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

The Company's Bylaws provides that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company has entered into indemnification agreements with its directors containing provisions which provide for the indemnification of such directors to the fullest extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit Number	Exhibit Description

4.1
Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 15, 1991, Registration No. 33-43228).

4.2.1
Certificate of Amendment of Certificate of Incorporation of the Registrant dated October 17, 1995 (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 1, 2003).

4.2.2
Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant dated June 3, 1999 (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 1, 2003).

4.2.3
Certificate of Amendment of Certificate of Incorporation of the Registrant dated September 26, 2001 (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 1, 2003).

4.3
Bylaws of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 15, 1991, Registration No. 33-43228).

4.4	Argan, Inc. 2007 Stock Award Plan.

5	Opinion of Robinson & Cole LLP regarding the legality of the stock to be registered.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3	Consent of Robinson & Cole LLP (see Exhibit 5).

24	Power of attorney (included on signature page of this Registration Statement).

Item 9.  Undertakings.

          The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)     That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 14th day of June 2007.

ARGAN, INC.

By:	/s/ Rainer Bosselman
Rainer Bosselmann
Chairman of the Board

Each such person whose signature appears below hereby appoints Rainer Bosselmann and Arthur F. Trudel, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement, and any registration statement relating to any offering made in connection with the offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Rainer H. Bosselmann
Rainer Bosselmann	Chairman of the Board (Principal Executive Officer)	June 14, 2007

/s/ Arthur F. Trudel
Arthur F. Trudel	Chief Financial Officer (Principal Accounting and Financial Officer)	June 14, 2007

/s/ DeSoto Jordan
DeSoto Jordan	Director	June 14, 2007

/s/ Daniel Levinson
Daniel Levinson	Director	June 14, 2007

/s/ W. G. Champion Mitchell
W.G. Champion Mitchell	Director	June 14, 2007

/s/ T. Kent Pugmire
T. Kent Pugmire	Director	June 14, 2007

/s/ James Quinn
James Quinn	Director	June 14, 2007

/s/ Peter Winslow
Peter Winslow	Director	June 14, 2007

EXHIBIT INDEX

Exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Exhibit Description

4.1
Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 15, 1991, Registration No. 33-43228).

4.2.1
Certificate of Amendment of Certificate of Incorporation of the Registrant dated October 17, 1995 (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 1, 2003).

4.2.2
Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant dated June 3, 1999 (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 1, 2003).

4.2.3
Certificate of Amendment of Certificate of Incorporation of the Registrant dated September 26, 2001 (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 1, 2003).

4.3
Bylaws of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 15, 1991, Registration No. 33-43228).

4.4	Argan, Inc. 2007 Stock Award Plan.

5	Opinion of Robinson & Cole LLP regarding the legality of the stock to be registered.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3	Consent of Robinson & Cole LLP (see Exhibit 5).

24	Power of attorney (included on signature page of this Registration Statement).